Exhibit 99.1

IRIDEX Announces Appointment of Robert E. Grove, Ph.D. to its Board of Directors

Mountain View, Calif., October 15, 2018— IRIDEX Corporation (Nasdaq: IRIX) today announced the appointment of Dr. Robert Grove to the Company’s Board of Directors effective October 15, 2018. Concurrently, Ann Rhoads will step down from the Board of Directors to focus attention on her new responsibility as Chief Financial Officer of Forty Seven Inc.

“Bob is a perfect fit for our Board of Directors and will be an excellent addition,” said William M. Moore, Chairman and Chief Executive Officer. “He has spent his extensive career in the field of laser-based medicine and has had repeated success both developing and commercializing novel laser technologies.  His experience will be vital as we continue to drive momentum worldwide for our Cyclo G6 laser system for the treatment of glaucoma.”

Dr. Grove currently sits on the Nominating Committee of the American Society for Laser Medicine and Surgery and on the Scientific Advisory Board of Arbonne International.  Most recently he served as Executive Chairman for the start-up ON Light Sciences, a manufacturer of transparent gel patches for accelerated tattoo removal that was acquired by Merz North America in 2016.  He was co-founder of TRIA Beauty and served as that company’s Chief Executive Officer and Chief Technology Officer.  Prior to TRIA Beauty, Dr. Grove co-founded Star Medical Technologies, negotiated its acquisition by Coherent and continued as president of Coherent Star.

Dr. Grove’s extensive career in laser technology also included leadership roles at DermaCare, Inc., Cooper LaserSonics, Inc., and Plasma Kinetics, Inc. Grove began his career as a project leader for the Lawrence Livermore National Laboratory. He then co-founded Plasma Kinetics, which was acquired by Cooper LaserSonics. Grove continued with the company as President of the laser products division. He then co-founded DermaCare, one of the first laser med-spas in the US.

"IRIDEX has significantly advanced laser therapy in ophthalmology," said Dr. Grove.  "It is an exciting time at the Company and I look forward to contributing on delivering the value of its MicroPulse™ therapy to the healthcare system."

Grove holds a Ph.D. in Instrumentation in the field of laser applications and an M.S. in Aeronautics and Astronautics from MIT, as well as a B.S.in Engineering Physics from Cornell University.

“On behalf of our Board of Directors, I thank Ann for her valuable service and contributions to IRIDEX. While we are sorry to see her departure, we wish her all the best in her new leadership role as CFO of Forty Seven Inc," concluded Moore.

About IRIDEX

IRIDEX Corporation is a worldwide leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market.  The Company’s proprietary MicroPulse® technology delivers a differentiated treatment that provides safe, effective, and proven treatment for targeted sight-threatening eye conditions.  IRIDEX’s current product line is used for the treatment of glaucoma, diabetic macular edema (DME) and other retinal diseases.  IRIDEX’s products are sold in the United States through a direct sales force and internationally primarily through a network of independent distributors into more than 100 countries.  IRIDEX is headquartered in Mountain View, CA.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning the plans to accelerate Cyclo G6 adoption and utilization. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Please see a detailed description of these and other risks contained in our Annual Report on Form 10-K for the fiscal year ended December 30, 2017, and Quarterly Reports on Form 10-Q for subsequent fiscal quarters, each of which was filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Investor Relations Contact:

Lynn Pieper Lewis or Leigh Salvo

(415) 937-5404

investors@iridex.com

Media Contact:

Jamie Hall

Pascale Communications, LLC.

724-417-0167

jamie@pascalecommunications.com